                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                           RENTAL SERVICE CORPORATION
                                       TO

                           UR ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                              UNITED RENTALS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Rental Service Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

             By Mail:                           By Hand:                    By Overnight Delivery:
          40 Wall Street                     40 Wall Street                     40 Wall Street
     New York, New York 10005           New York, New York 10005           New York, New York 10005
 Attn: Reorganization Department    Attn: Reorganization Department    Attn: Reorganization Department

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (718) 234-5001

                             Confirm by Telephone:
                                 (800) 937-5449

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
  FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
         THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to UR Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of United Rentals, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated April 5, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $.01 per share (the "Shares"), of Rental Service Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
----------------------------------

Certificate Nos. (if available):

---------------------------------------------------------

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Book-Entry Transfer Facility

Account Number:
------------------------------------

Dated:
---------------------------------------- , 1999
Name(s) of Record Holder(s):

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                                  Please Print

Address(es):
----------------------------------------

---------------------------------------------------------

---------------------------------------------------------
                                                                        Zip Code
Area Code and Tel. No.:

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Signature(s):
----------------------------------------

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
---------------------------------------

Address:
----------------------------------------------

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                                                                        Zip Code

Area Code and Tel. No.:
----------------------------
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                              Authorized Signature

Name:
------------------------------------------------
                                      Please Print

Title:
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Dated:
---------------------------------------- , 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.